Exhibit 10.46
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                 SUMMARY OF NON-MANAGEMENT DIRECTOR COMPENSATION
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I.       Board Members (Other than the Chairman)
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A.       Annual Cash Compensation (effective April 1, 2006)

         Annual Cash Retainer:                                          $ 70,000

         Additional Cash Retainer for Presiding Director:               $  3,000

         Additional Cash Retainer for Chairman of Audit Committee:      $ 20,000

         Additional Cash Retainer for Chairs of Compensation
         Committee; Nominating and Corporate Governance Committee;
         and Strategy Committee:                                        $  5,000

B.       Meeting Fees

         If a Board Committee meets more than six times during a calendar year, then the members thereof shall receive the following fees for attending meetings that exceed six in number:

         Committee Meeting Fees:          $1,500 per meeting attended in person,
                                          on a day other than a day on which the
                                          Board meets

                                          $1,000 per meeting attended in person,
                                          on the same day as a Board meeting

         Telephone Committee
         Meeting Fees:                    $750 per meeting attended by
                                          conference telephone

         Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings.

C.       Stock Options

         Upon appointment as a director, the director is granted an option to purchase 15,000 shares, vesting 1/3 on each of the first three anniversaries of the grant date, expiring seven years from the grant date.

         Annual grant of options for 10,500 shares, vesting 1/3 on each of the first three anniversaries of the grant date, expiring seven years from the grant date.

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II.      Chairman of the Board
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A.       Annual Cash Compensation

         Annual Cash Compensation (in lieu of annual
         retainer and meeting fees):                                    $250,000

B.       Stock Options/Restricted Stock

         In connection with Mr. Manzi's appointment as Chairman of the Board (in December 2003) he was granted (a) options to purchase 240,000 shares of the common stock, vesting 1/3 on each of the first three anniversaries of the grant date, assuming continued service as Chairman of the Board, expiring seven years from the grant date and
         (b) 15,000 shares of restricted common stock, vesting 1/3 on each of the first three anniversaries of the grant date, assuming continued service as Chairman of the Board. In February 2005, Mr. Manzi was granted 2,500 shares of common stock, and in February 2006 he was granted 2,500 shares of common stock.